Exhibit 23.10

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2006, with respect to the financial statements and supplemental schedules of Liberty Global 401(k) Savings Plan – Puerto Rico, appearing in the Annual Report on Form 11-K as of and for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ Anton Collins Mitchell LLP

Anton Collins Mitchell LLP

Denver, Colorado

January 17, 2007